UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TFI INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8801 Trans-Canada Highway, Suite 500 Saint-Laurent, Québec	H4S 1Z6
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-236350

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1	– DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities to be registered consist of common shares, no par value (“Common Shares”) of TFI International Inc. (the “Registrant”). The description of the Common Shares under the section captioned “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-236350) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on February 10, 2020, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

ITEM 2	– EXHIBITS

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Saint-Laurent, Province of Québec, Country of Canada on February 10, 2020.

TFI International Inc.

By:	/s/ Alain Bédard
Name: Alain Bédard
Title: President and Chief Executive Officer